Exhibit 1.1

EXECUTION VERSION

REGENCY ENERGY PARTNERS LP

REGENCY ENERGY FINANCE CORP.

UNDERWRITING AGREEMENT

dated July 22, 2014

BARCLAYS CAPITAL INC.

Underwriting Agreement

July 22, 2014

BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, New York 10019

As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory. Regency Energy Partners LP, a Delaware limited partnership (the “Partnership”), and Regency Energy Finance Corp., a Delaware corporation (“Finance Corp” and, together with the Partnership, the “Issuers”), propose to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, $700,000,000 principal amount of their 5.00% Senior Notes due 2022 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture dated as of September 11, 2013 (the “Base Indenture”), among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture dated as of the Closing Date (as defined herein) (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). The use of the neuter in this Underwriting Agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

Regency GP LP, a Delaware limited partnership (the “General Partner”), serves as the general partner of the Partnership and Regency GP LLC, a Delaware limited liability company (“GP LLC”), serves as the general partner of the General Partner. The Partnership is the sole limited partner of Regency Gas Services LP, a Delaware limited partnership (the “Operating Partnership”), and the sole member of Regency OLP GP LLC, a Delaware limited liability company (the “Operating Partnership GP”), which serves as the general partner of the Operating Partnership. ETE GP Acquirer LLC (“ETE Acquirer”), a Delaware limited liability company and a wholly owned subsidiary of Energy Transfer Equity, L.P., a Delaware limited partnership (“ETE”), is the sole owner of all of the membership interests in GP LLC and is the sole limited partner of the General Partner.

The Issuers, the General Partner, GP LLC, the Operating Partnership and the Operating Partnership GP are sometimes referred to herein collectively as the “Regency Parties.” The Regency Parties and the Guarantors are sometimes referred to herein collectively as the “Partnership Entities.” The Operating Partnership, the Operating Partnership GP and the Guarantors are sometimes referred to herein collectively as the “Operating Subsidiaries.”

1. Representations and Warranties. The Issuers and each Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters as of the date hereof that:

(a) Commission Filings. The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-185179), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.” Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus. Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective upon filing with the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the knowledge of the Issuers and the Guarantors, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act. Each of the Registration Statement and each post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or each post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership in writing by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 8(b) hereof.

The documents incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act. Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act. All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time (as defined herein) and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date; the Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Partnership has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, if any, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto. As of 3:29 p.m. (Eastern time) on the date of this Agreement (the

“Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e) Partnership Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuers were not and are not “ineligible issuers” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuers be considered “ineligible issuers.”

(f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Issuers notified or notify the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Issuers promptly notified or will promptly notify the Representative and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Distribution of Offering Material by the Issuers or Guarantors. Neither the Issuers nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representative.

(h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Partnership and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); and (B) there has been no dividend or distribution of any kind declared, paid or made by the Partnership, except for regular quarterly distributions on the Partnership’s Common Units and Series A Convertible Redeemable Preferred Units (“Series A Units”), dividends paid to the Partnership or any of its subsidiaries on any class of capital stock or repurchase or redemption by the Partnership or any of its subsidiaries of any class of capital stock.

(j) Incorporation and Good Standing of the Issuers and the Guarantors.

(i) Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, is in good standing under the laws of its jurisdiction of formation or incorporation, with full limited partnership, limited liability company or corporate power and authority, as applicable, to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus.

(ii) Each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership, limited liability company or corporation, as the case may be, in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (A) have a Material Adverse Change or (B) subject the limited partners of the Partnership to any material liability or disability.

(k) Capitalization. The authorized, issued and outstanding capitalization of the Partnership is as set forth in the Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package or the Prospectus upon exercise of outstanding options or warrants described in the Disclosure Package and the Prospectus, as the case may be).

(l) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with an approximate 0.7% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (as the same may be amended at or prior to the Closing Date, if applicable, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except for restrictions on transferability contained in Section 4.8 of the Partnership Agreement and as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus), security interests, equities, charges or claims.

(m) Ownership of Certain Partnership Interests in the Partnership. As of July 18, 2014, the limited partners of the Partnership own 397,425,695 common units of the Partnership (the “Common Units”), 1,912,569 Series A Units, which Series A Units are convertible into Common Units at an initial conversion price of $18.30 per unit, subject to adjustment, and 6,274,483 Class F common units (“Class F Units”), which Class F Units are convertible into Common Units on a one-for-one basis in May 2015.

(n) Ownership of the Subsidiaries. The Partnership owns 100% of the outstanding partnership interests, limited liability company interests or capital stock, as the case may be, in each of the Operating Subsidiaries free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for liens created pursuant to the Sixth Amended and Restated Credit Agreement, effective as of May 21, 2013, by and among the Operating Partnership, as Borrower, the Partnership and the other guarantors named therein and the lenders party thereto (as amended, the “Credit Agreement”). Such ownership interests are duly authorized and validly issued in accordance with the organizational documents of the respective Operating Subsidiaries, and are fully paid (to the extent required under their respective organizational documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), in the case of a Delaware limited liability company, Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), in the case of a Delaware limited partnership, and by other similar provisions of the applicable law of the state in which such entity is formed). In the case of an Operating Subsidiary that is a limited partnership, the general partner interests therein are duly authorized and validly issued in accordance with the limited partnership agreements of the respective Operating Subsidiaries.

(o) Ownership of Partnership Interests in the General Partner. GP LLC owns .001% of the outstanding general partner interests in the General Partner and ETE Acquirer owns 99.999% of the outstanding limited partner interests in the General Partner; all of such interests in the General Partner are duly authorized and validly issued in accordance with the partnership agreement of the General Partner (as the same may be amended at or prior to the Closing Date, the “General Partner LP Agreement”) and are fully paid (to the extent required under the General Partner LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); GP LLC and ETE Acquirer own such partnership interests free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for liens created pursuant to (x) the Senior Secured Term Loan Agreement dated as of December 2, 2013, among ETE, Credit Suisse AG, Cayman Islands Branch, and the other lenders party thereto; (y) the Credit Agreement dated as of December 2, 2013, among ETE, Credit Suisse AG, Cayman Islands Branch, and the other lenders party thereto and (z) the Indenture dated as of September 20, 2010, between ETE and U.S. Bank National Association, as trustee, as supplemented from time to time (collectively, the “ETE Financing Agreements”).

(p) Ownership of Limited Liability Company Interests in GP LLC. ETE Acquirer owns 100% of the outstanding limited liability company interests in GP LLC; all of such interests are duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (as the same may be amended at or prior to the Closing Date, the “GP LLC Agreement”) and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); ETE Acquirer owns such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims except for liens created pursuant to the ETE Financing Agreements.

(q) No Other Subsidiaries. Other than (i) its direct or indirect ownership interests in the Operating Subsidiaries, and (ii) its ownership interests in the entities listed in Schedule D hereto, the Partnership does not own, and at the Closing Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r) The Securities. The Securities have been duly authorized and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Issuers and the Guarantors, as applicable, in each case enforceable against the Issuers and the Guarantors, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(s) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). The Base Indenture has been duly authorized by the Issuers and the Guarantors, and at the Closing Date, the Supplemental Indenture will have been duly authorized by the Issuers and the Guarantors. At the Closing Date, the Indenture will have been duly executed and delivered by the Issuers and the Guarantors and will constitute a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(t) Description of Documents. The Securities and the Indenture will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of Our Debt Securities.”

(u) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(v) Non-Violation of Existing Instruments. No Partnership Entity is (i) in violation of its formation, governing or other organizational documents, or (ii) in breach or in violation of or in default under (nor has any event occurred which with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except, in the case of clause (ii) above, for any such breach, violation, default or acceleration that would not have a Material Adverse Change. None of (I) the execution, delivery and performance of this Agreement by the Issuers and the Guarantors, or (II) the consummation of the transactions contemplated hereby will (A) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under) (x) the organizational documents of any of the Partnership Entities or (y) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the any of the Partnership Entities or (B) conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both, would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any Partnership Entity is a party or by which any of them or any of their respective properties may be bound or affected, except, in the case of clauses (A)(y) and (B) above, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and, in the case of clauses (A)(y) and (B) above, for any such conflict, breach, violation or default that would not have a Material Adverse Change and would not materially adversely affect consummation of the transactions contemplated hereby.

(w) No Further Authorizations or Approvals Required. Except for any approvals, authorizations, consents, orders or filings that, if not obtained or made, would not materially adversely affect consummation of the transactions contemplated hereby, no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Issuers’ or any Guarantor’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, other than the registration of the offer and sale of the Securities under the Securities Act, which has been or will be effected, and any necessary qualification under applicable securities or blue sky laws or under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(x) No Material Actions or Proceedings. Except as described in the Registration Statement, the Prospectus and the Disclosure Package, there are no actions, suits, claims, investigations or proceedings pending or, to the Issuers’ knowledge after due inquiry, threatened, to which any of the Partnership Entities and their respective subsidiaries, or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such actions, suits, claims, investigations or proceedings that would not result in any judgments, decrees or orders having, individually or in the aggregate, a Material Adverse Change or preventing the consummation of the transactions contemplated hereby.

(y) Independent Accountants of the Partnership Entities. (i) Grant Thornton LLP, whose audit reports on the consolidated financial statements of the Partnership, RIGS Haynesville Partnership Co., a Delaware general partnership (“RIGS HPC”), and Lone Star NGL LLC, a Delaware limited liability company (“Lone Star”), are included or incorporated by reference in the Registration Statement, the preliminary prospectus, Prospectus, the Disclosure Package or any free writing prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (“PCAOB”); and (ii) PricewaterhouseCoopers LLP, whose audit reports on the consolidated financial statements of Midcontinent Express Pipeline LLC, a Delaware limited liability company (“MEP”), are included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package or any free writing prospectus containing an audit report, are independent registered public accountants as required by the Securities Act and by the rules of the PCAOB, and who have delivered “comfort letters” referred to in Section 6(a) hereof, are independent auditors as required under Rule 101 of the American Institute of Certified Public Accountants’ Code of Professional Conduct, and its interpretations and rulings.

(z) Independent Accountants of PVR. KPMG LLP, whose audit reports on the consolidated financial statements of PVR Partners, L.P., a Delaware limited partnership (“PVR”), are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are, to the Partnership’s knowledge, independent registered public accountants as required by the Securities Act and by the rules of the PCAOB.

(aa) Independent Accountants of the Eagle Rock Midstream Business. KPMG LLP, whose audit reports on the financial statements of the midstream business of Eagle Rock Energy Partners, L.P. (the “Eagle Rock Midstream Business”) are included or incorporated by reference in the Registration Statement, the preliminary prospectus, the Prospectus or any free writing prospectus containing an audit report, are, to the Partnership’s knowledge, independent registered public accountants as required by the Securities Act and by the rules of the PCAOB.

(bb) Preparation of Financial Statements of the Partnership. The financial statements of the Partnership and its subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, together with the related notes and schedules, present fairly the consolidated financial positions of the Partnership and its subsidiaries purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in all material respects in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent disclosed therein; all pro forma financial statements or data included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the requirements of the Securities Act (including, without limitation,

Regulation S-X under the Securities Act) and the Exchange Act (including, without limitation, Regulation G under the Securities Act), Item 10 under Regulation S-K and Financial Accounting Standards Board Interpretation No. 46, and the assumptions used in the preparation of such pro forma financial statements and data are, in the Partnership’s judgment, reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership Entities; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package that are not included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc) Preparation of Financial Statements of PVR and the Eagle Rock Midstream Business. To the Partnership’s knowledge, the financial statements of (i) PVR and its subsidiaries and (ii) the Eagle Rock Midstream Business, in each case included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, together with the related notes and schedules, present fairly the consolidated financial positions of PVR and its subsidiaries and the Eagle Rock Midstream Business, respectively, purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity, stockholders’ equity and members’ equity, as applicable, of such entities for the periods specified

(dd) Preparation of Financial Statements of the Hoover Entities. To the Partnership’s knowledge, the financial information of Hoover Energy Partners, LP included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, together with the related notes and schedules, presents fairly the consolidated financial position of Hoover Energy Texas LLC, Hoover Energy Texas Crude LLC, Hoover Pecos River Limited Partner LLC and Hoover Pecos River General Partner LLC (the “Hoover Entities”) purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of the Hoover Entities for the periods specified.

(ee) Authorization. This Agreement has been duly authorized, executed and delivered by the Issuers and each Guarantor.

(ff) Intellectual Property Rights. The Partnership Entities own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Prospectus and the Disclosure Package as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Change.

(gg) All Necessary Permits. Each of the Partnership Entities has, or at the Closing Date will have, all licenses, authorizations, consents and approvals of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Prospectus and the Disclosure Package, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not have a Material Adverse Change; none of the Partnership Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such permits, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Change.

(hh) Title to Properties. At the Applicable Time and the Closing Date, each of the Partnership Entities will have good and indefeasible title to all real property (excluding easements or rights-of-way) and good and marketable title to all personal property described in the Registration Statement, the Prospectus and the Disclosure Package as being owned by each of them, which real and personal property shall be free and clear of all liens, encumbrances, security interests, equities, charges or claims, except (i) as described, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package, (ii) that arise under or are expressly permitted by the Credit Agreement, or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Prospectus and the Disclosure Package. All the real and personal property described in the Registration Statement, the Prospectus and the Disclosure Package as being held under lease by any of the Partnership Entities is held thereby under valid, subsisting and enforceable leases and with such exceptions as do not materially interfere with the use of such properties in the manner in which such properties are used in the business of the Partnership as described in the Registration Statement, the Prospectus and the Disclosure Package.

(ii) Rights-of-Way. At the Applicable Time and the Closing Date, each of the Partnership Entities will have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Prospectus or the Disclosure Package or that would not have a Material Adverse Change and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Change; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Prospectus and the Disclosure Package, each of the Partnership Entities has, or at the Closing Date, following consummation of the transactions contemplated hereby will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments, individually or in the aggregate, that would not have a Material Adverse Change; and, except as described in the Registration Statement, the Prospectus and the Disclosure Package, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(jj) Tax Law Compliance. All material tax returns required to be filed by the Partnership Entities have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not have a Material Adverse Change.

(kk) Partnership Entities Not “Investment Companies.” None of the Partnership Entities is, or after receipt of payment for the Securities and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in each of the Preliminary Prospectus and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ll) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership deems reasonably adequate; such insurance insures against such losses and risks to an extent that is reasonably adequate in accordance with customary industry practice to protect the Partnership Entities and their businesses. All such insurance is in full force on the date hereof and will be in full force at the Closing Date.

(mm) Contracts and Agreements. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Partnership Entities have not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, the Prospectus or the Disclosure Package or any documents incorporated by reference therein, and no such termination or non-renewal has been threatened by the Partnership Entities or, to the knowledge of any Partnership Entity, any other party to any such contract or agreement.

(nn) No Restrictions on Dividends. No subsidiary of the Issuers is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus.

(oo) Solvency. The Issuers and the Guarantors taken as a whole are, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(pp) No Price Stabilization or Manipulation. No Partnership Entity has taken, nor will take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(qq) Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement, the Preliminary Prospectus and the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

(rr) Sarbanes–Oxley Compliance; Disclosure Controls. The Partnership has taken all necessary actions to ensure that the Partnership Entities and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes–Oxley Act of 2002 (the “Sarbanes–Oxley Act”) and the rules and regulations of the Commission and the New York Stock Exchange promulgated thereunder, including, but not limited to, establishing and maintaining and evaluating “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership is made known to the President and Chief Executive Officer of GP LLC and its Chief Financial Officer by others within the Partnership, the General Partner and GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; and such internal control over financial reporting has been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles.

(ss) Internal Controls and Procedures. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(tt) No Unlawful Contributions or Other Payments. No Partnership Entity nor any of their subsidiaries nor, to the knowledge of the Issuers and the Guarantors, any director, officer, agent, employee or affiliate of the Partnership Entities or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Partnership Entities and their subsidiaries and, to the knowledge of the Issuers and the Guarantors, their affiliates, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(uu) No Material Weakness in Internal Controls. Except as disclosed in the Disclosure Package and the Prospectus, or in any document incorporated by reference therein, since the end of the Partnership’s most recent fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(vv) No Conflict with Money Laundering Laws. The operations of the Partnership Entities and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers and the Guarantors, threatened.

(ww) No Conflict with Sanctions Laws. None of the Partnership Entities, any of their subsidiaries, nor, to the Partnership Entities’ knowledge, any director, officer, agent, employee, affiliate or representative of such persons is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Partnership Entities or any of their subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Issuers will not, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xx) Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, each of the Partnership Entities and their respective properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined herein) except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Change; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no past, present or, to the Issuers’ or Guarantors’ knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any costs or liabilities to any Partnership Entity under any Environmental Law or any actual or alleged release or threatened release or clean up at any location of any Hazardous Materials, except as would not, individually or in the aggregate, have a Material Adverse Change; except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, have a Material Adverse Change, no Partnership Entity (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Issuers’ or Guarantors’ knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials. As used herein, “Environmental Law” means any federal, state or local laws or regulations relating to the protection of human health and safety and the environment, including those imposing liability or standards of conduct concerning any Hazardous Materials, and “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(yy) Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Partnership Entities conduct a periodic review of the effect of the Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).

(zz) ERISA Compliance and Labor Matters. Except for matters that would not, individually or in the aggregate, have a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the Issuers’ knowledge, threatened against any of the Partnership Entities, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Issuers’ or Guarantors’ knowledge, threatened, (B)

no strike, labor dispute, slowdown or stoppage pending or, to the Issuers’ or Guarantors’ knowledge, threatened against any of the Partnership Entities, (C) no union representation dispute currently existing concerning the employees of any of the Partnership Entities, (D) no current or past violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees of any of the Partnership Entities and (E) to the Issuers’ knowledge, no union organizing activities are currently taking place concerning the employees of any of the Partnership Entities.

(aaa) Brokers. Other than the underwriting discount pursuant to Section 2 of this Agreement, there is no broker, finder or other party that is entitled to receive from the Issuers any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(bbb) No Outstanding Loans or Other Indebtedness. None of the Partnership, the General Partner or GP LLC has, directly, or indirectly through any subsidiary, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of GP LLC, or to or for any family member or affiliate of any director or executive officer of GP LLC.

(ccc) Ratings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, no “nationally recognized statistical rating organization” as such term is defined in Rule 15c3-1 under the Exchange Act (“Rating Agency”) (i) has imposed (or has informed the Issuers that it is considering imposing) any condition (financial or otherwise) on the Partnership retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Partnership or any securities of the Partnership.

(ddd) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, the Issuers (i) do not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(eee) Statistical and Market Related Data. Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package are based on or derived from sources that the management of GP LLC believes to be reliable and accurate in all material respects, and the Issuers have obtained the written consent to the use of such data from such sources to the extent required.

Any certificate signed by an officer of the Issuers or the Guarantors and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuers or the Guarantors, jointly and severally, to each Underwriter as to the matters set forth therein.

2. Purchase and Sale. The Issuers agree to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Issuers the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Issuers shall be equal to 97.695% of the principal amount thereof.

3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Closing. Delivery of the Securities to be purchased by the Underwriters and payment therefor shall be made at the offices of Mayer Brown LLP, 700 Louisiana, Suite 3400, Houston, Texas 77002 (or such other place as may be agreed to by the Issuers and the Representative) at 9:00 a.m. New York time, on July 25, 2014, or such other time and date not later than 1:30 p.m. New York time, on July 25, 2014, as the Representative shall designate by notice to the Issuers (the time and date of such closing are called the “Closing Date”). Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b) Public Offering of the Notes. The Representative hereby advises the Issuers that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(c) Payment for the Notes. Payment for the Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Issuers.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Barclays Capital Inc. (“Barclays”), individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of DTC unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Issuers shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

4. Covenants. The Issuers and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) Representative Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Issuers shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Issuers shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement and during the Prospectus Delivery Period, the Issuers shall promptly advise the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Issuers of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act). The Issuers shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use. If the Commission shall enter any such stop order or issue any such notice at any time, the Issuers will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable. Additionally, the Issuers agree that they will comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Issuers under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Issuers will file all documents required to be filed with the Commission and the New York Stock Exchange pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Final Term Sheet. The Issuers will prepare a final term sheet in a form approved by the Representative, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e) Permitted Free Writing Prospectuses. The Issuers represent that they have not made, and agree that, unless they obtain the prior written consent of the Representative, they will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Issuers with the Commission or retained by the Issuers under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Issuers consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Issuers contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Issuers not to take any action without the Issuers’ consent which consent shall be confirmed in writing that would result in the Issuers being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Issuers thereunder, but for the action of the Underwriter.

(f) Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with applicable law, including in connection with the delivery of the Prospectus, the Issuers agree to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the

Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with applicable law.

(g) Copies of Any Amendments and Supplements to the Prospectus. The Issuers agree to furnish to the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) and the Disclosure Package as the Representative may reasonably request.

(h) Copies of the Registration Statements and the Prospectus. The Issuers will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representative may reasonably request.

(i) Blue Sky Compliance. The Issuers and the Guarantors shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representative and consented to by the Issuers, and the Issuers and the Guarantors shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Notwithstanding the foregoing, neither the Issuers nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Issuers and the Guarantors will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers and the Guarantors shall use their commercially reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j) Use of Proceeds. The Issuers shall apply the net proceeds from the sale of the Securities sold by them in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(k) Agreement Not to Offer to Sell Additional Securities. During the period beginning on the date hereof and continuing to and including the Closing Date, the Issuers will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Partnership or warrants to purchase or otherwise acquire debt securities of the Partnership substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business).

(l) DTC. The Issuers shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agree to comply with all of the agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(m) Earnings Statement. As soon as practicable, the Issuers will make generally available to their security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Issuers occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(n) Periodic Reporting Obligations. During the Prospectus Delivery Period the Partnership shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(o) Filing Fees. The Issuers agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(p) No Manipulation of Price. No Partnership Entity will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Issuers to facilitate the sale or resale of the Securities.

(q) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Issuers receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Issuers will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Issuers will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Issuers have otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

5. Payment of Expenses. The Issuers and the Guarantors, jointly and severally, agree to pay, or cause to be paid, all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Issuers’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, this Agreement, the Indenture and the Securities, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuers, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the Ratings Agencies, (viii) the filing fees for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Issuers and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Issuers and the Guarantors of their respective other obligations under this Agreement, (x) all expenses incident to the “road show” for the offering of the Securities, including the cost of any chartered airplane or other transportation, (xi) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xiii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that, except as provided in this Section 5, Section 7, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, all necessary transfer taxes payable on resale of any of the Notes by them and any advertising expenses connected with any offer they may make.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties of the Issuers and each Guarantor herein are true and correct at and as of the date hereof and the Closing Date, the condition that the Issuers and each Guarantor shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Underwriters shall have received a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative or Representative’s counsel, covering certain financial information included in or incorporated by reference in the Disclosure Package and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings, from the following.

(i) Grant Thornton LLP, independent accountants for the Partnership;

(ii) Grant Thornton LLP, independent accountants for RIGS HPC;

(iii) Grant Thornton LLP, independent accountants for Lone Star;

(iv) KPMG LLP, independent accountants for PVR;

(v) KPMG LLP, independent accountants for the Eagle Rock Midstream Business; and

(vi) PricewaterhouseCoopers LLP, independent accountants for MEP.

(b) Compliance with Registration Requirements; No Stop Order. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Securities:

(i) the Issuers shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii) the Final Term Sheet, and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Issuers shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representative there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 6 which, taken as a whole, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by this Agreement, the Disclosure Package and the Prospectus; and

(iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuers or any of their subsidiaries by any Rating Agency, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(d) Opinion of Counsel for the Issuers.

(i) On the Closing Date, the Underwriters shall have received the favorable opinions of Latham & Watkins LLP, counsel to the Issuers and certain of the Guarantors, dated as of such Closing Date, the forms of which are attached as Exhibit A and Exhibit B.

(ii) On the Closing Date, the Underwriters shall have received the favorable opinion of Beirne, Maynard & Parsons, L.L.P., Louisiana counsel to Gulf States Transmission LLC, a Louisiana limited liability company, dated as of such Closing Date, the form of which is attached as Exhibit C.

(iii) On the Closing Date, the Underwriters shall have received the favorable opinion of Spilman Thomas & Battle, PLLC, Virginia counsel to Kanawha Rail LLC, a Virginia limited liability company, and West Virginia counsel to LJL, LLC, a West Virginia limited liability company, dated as of such Closing Date, the form of which is attached as Exhibit D.

(iv) On the Closing Date, the Underwriters shall have received the favorable opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., Oklahoma counsel to Regency Hydrocarbons LLC and Regency Laverne LLC, each an Oklahoma limited liability company, dated as of such Closing Date, the form of which is attached as Exhibit E.

(e) Opinion of Counsel for the Underwriters. On the Closing Date, the Underwriters shall have received the favorable opinion of Mayer Brown LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Underwriters, with respect to the issuance and sale of the Notes, the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chief Executive Officer of the Issuers and each Guarantor and the Chief Financial Officer or Chief Accounting Officer of the Issuers and each Guarantor, dated as of the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 6, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Issuers and each respective Guarantor set forth in Section 1 of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii) the Issuers and each respective Guarantor has complied with all the agreements hereunder and satisfied all the conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date.

(g) CFO’s Certificate. On the Closing Date, the Representative shall have received a certificate of the Chief Financial Officer of GP LLC, or other executive officer satisfactory to the Representative, dated as of the Closing Date in form and substance reasonably satisfactory to the Representative, certifying as to certain matters regarding financial information of the Partnership as of and for (i) the period from May 26, 2010 to December 31, 2010, (ii) the period from January 1, 2010 to May 25, 2010, and (iii) the year ended December 31, 2009.

(h) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from each of the independent public accountants listed in subsection (a) of this Section 6, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 6, except that (i) it shall cover certain financial information included in or incorporated by reference to the Prospectus and any amendment or supplement thereto and (ii) the specified date referred to therein for the carrying out of procedures shall be no more than three (3) business days prior to the Closing Date, as the case may be.

(i) Closing Documents. At the Closing Date, the Issuers and the Guarantors shall have furnished counsel for the Issuers, the Guarantors or the Underwriters, as the case may be, such documents as they reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or fulfillment of any of the conditions herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination.

7. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representative pursuant to Section 6, Section 10 or Section 11, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuers or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Issuers and the Guarantors, jointly and severally, agree to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

8. Indemnification.

(a) Indemnification of the Underwriters. The Issuers and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees, agents and affiliates, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including, subject to Section 8(c), the fees and disbursements of counsel chosen by Barclays) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Issuers may otherwise have.

(b) Indemnification of the Issuers and the Guarantors, Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers and the Guarantors, each of their respective directors and officers and each person, if any, who controls the Issuers or any of the Guarantors within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers, the Guarantors or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any

Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative expressly for use therein; and to reimburse the Issuers and the Guarantors, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Issuers and the Guarantors, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Issuers and the Guarantors hereby acknowledge that the only information that the Underwriters have furnished to the Issuers through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth on the three paragraphs relating to stabilization and hedging by the Underwriters appearing under the caption “Underwriting—Short Positions” in the most recent Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in subsection (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or the other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by Barclays in the case of Section 8(b)), representing all indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

9. Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers and the

Guarantors, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or disbursements reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Issuers or a Guarantor, each officer of the Issuers or a Guarantor who signed the Registration Statement and each person, if any, who controls the Issuers or a Guarantor within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuers and the Guarantors.

10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the principal amount of Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5, Section 7, Section 8, Section 9, Section 13 and Section 17 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Issuers shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected; provided, that the Representative will confer with the Issuers prior to any such postponement. As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Termination of this Agreement. Prior to the Closing Date this Agreement may be terminated by the Representative by notice given to the Issuers if at any time (i) trading in any of the Issuers’ securities shall have been suspended or limited by the Commission or by any exchange on which such securities are listed; (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change in United States’ or international, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Issuers or any Guarantor to any Underwriter, except that the Issuers shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Sections 5 (in the event this Agreement is terminated pursuant to clause (i) or (iv) above), 7, 8 and 9 hereof or (b) any Underwriter to the Issuers.

12. No Advisory or Fiduciary Responsibility. The Issuers and each Guarantor acknowledge and agree that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuers and such Guarantor, on the one hand, and the several Underwriters, on the other hand, and the Issuers and such Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Issuers, the Guarantors or any of their respective affiliates, partners, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Issuers or such Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuers or such Guarantor on other matters) and no Underwriter has any obligation to the Issuers or such Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuers and the Guarantors and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers, the Guarantors and the several Underwriters, or any of them, with respect to the subject matter hereof. The Issuers and each Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Issuers or such Guarantor may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuers, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter or any person controlling the Underwriter or (B) acceptance of the Securities and payment therefor hereunder. The provisions of Section 5 (to the extent this Agreement is terminated other than pursuant to Section 11(ii), (iii) or (v)), Section 7, Section 8, Section 9, this Section 13 and Section 17 hereof shall survive the termination or cancellation of this Agreement.

14. Notices. All communications hereunder shall be in writing and shall be mailed or hand delivered to the parties hereto as follows:

If to the Representative:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Facsimile:

and:

Mayer Brown LLP

700 Louisiana, Suite 3400

Houston, Texas 77002

Attention: William T. Heller IV

Telephone: (713) 238-2684

If to the Issuers or any Guarantor:

Regency Energy Partners LP

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

Attention: Chief Financial Officer

Telephone: (214) 750-1749

Any party hereto may change the address for receipt of communications by giving written notice to the others.

15. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Issuers and the Guarantors, their respective directors, any person who controls the Issuers or any of the Guarantors within the meaning of the Securities Act or the Exchange Act and any officer of the Issuers or any Guarantor who signed the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

16. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section and subsection headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuers the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

REGENCY ENERGY PARTNERS LP

By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Executive Vice President and Chief Financial Officer

REGENCY ENERGY FINANCE CORP.

By:	/s/ Thomas E. Long
Name:	Thomas E. Long
Title:	Vice President

Underwriting Agreement

GUARANTORS:

REGENCY OLP GP LLC

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

REGENCY GAS SERVICES LP

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Underwriting Agreement

CDM RESOURCE MANAGEMENT LLC
CONNECT GAS PIPELINE LLC
FRONTSTREET HUGOTON LLC
GULF STATES TRANSMISSION LLC
PENN VIRGINIA OPERATING CO., LLC
PVR MIDSTREAM JV HOLDINGS LLC
REGAL MIDSTREAM LLC
REGENCY FIELD SERVICES LLC
REGENCY GAS UTILITY LLC
REGENCY HAYNESVILLE INTRASTATE GAS LLC
REGENCY HYDROCARBONS LLC
REGENCY LAVERNE LLC
REGENCY LIQUIDS PIPELINE LLC
REGENCY MARCELLUS GAS GATHERING LLC
REGENCY MIDCONTINENT EXPRESS LLC
REGENCY MIDSTREAM LLC
REGENCY NEPA GAS GATHERING LLC
REGENCY PIPELINE LLC
REGENCY RANCH JV LLC
REGENCY TEXAS PIPELINE LLC
REGENCY UTICA GAS GATHERING LLC
RGP MARKETING LLC
RGU WEST LLC
RHEP CRUDE LLC
WGP-KHC, LLC

	By:	FrontStreet Hugoton LLC, its sole member

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Underwriting Agreement

PUEBLO HOLDINGS, INC.
PUEBLO MIDSTREAM GAS CORPORATION
RGP WESTEX GATHERING INC.
WEST TEXAS GATHERING COMPANY

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

DULCET ACQUISITION LLC
FIELDCREST RESOURCES LLC
K RAIL LLC
KANAWHA RAIL LLC
LJL, LLC
LOADOUT LLC
SUNCREST RESOURCES LLC
TONEY FORK LLC

By:	Penn Virginia Operating Co., LLC, their sole member

By:	Regency Gas Services LP, its sole member

By:	Regency OLP GP LLC, its general partner

By:	/s/ Thomas E. Long
	Name:	Thomas E. Long
	Title:	Vice President

Underwriting Agreement

The foregoing Agreement is hereby confirmed and accepted by the Representative as of the date first above written.
BARCLAYS CAPITAL INC.
Acting as Representative of the several Underwriters named in the attached Schedule A.

By:	Barclays Capital Inc.

By:	/s/ Robert Anderson
Robert Anderson
Managing Director

Underwriting Agreement

SCHEDULE A

Underwriters	Principal Amount of Securities To Be Purchased
Barclays Capital Inc.	$143,591,000
BBVA Securities Inc.	71,795,000
Comerica Securities, Inc.	71,795,000
Deutsche Bank Securities Inc.	71,795,000
Morgan Stanley & Co. LLC	71,795,000
ABN AMRO Securities (USA) LLC	50,256,000
BNP Paribas Securities Corp.	50,256,000
Fifth Third Securities, Inc.	50,256,000
Goldman, Sachs & Co.	50,256,000
Mitsubishi UFJ Securities (USA), Inc.	50,256,000
Capital One Securities, Inc.	17,949,000

Total	$700,000,000

SCHEDULE B

Guarantors

Exact Name of Registrant Guarantor	State of Incorporation or Formation
CDM Resource Management LLC	Delaware
Connect Gas Pipeline LLC	Delaware
Dulcet Acquisition LLC	Delaware
Fieldcrest Resources LLC	Delaware
FrontStreet Hugoton LLC	Delaware
Gulf States Transmission LLC	Louisiana
K Rail LLC	Delaware
Kanawha Rail LLC	Virginia
LJL, LLC	West Virginia
Loadout LLC	Delaware
Penn Virginia Operating Co., LLC	Delaware
Pueblo Holdings, Inc.	Delaware
Pueblo Midstream Gas Corporation	Texas
PVR Midstream JV Holdings LLC	Delaware
Regal Midstream LLC	Delaware
Regency Field Services LLC	Delaware
Regency Gas Services LP	Delaware
Regency Gas Utility LLC	Delaware
Regency Haynesville Intrastate Gas LLC	Delaware
Regency Hydrocarbons LLC	Oklahoma
Regency Laverne LLC	Oklahoma
Regency Liquids Pipeline LLC	Delaware
Regency Marcellus Gas Gathering LLC	Delaware
Regency Midcontinent Express LLC	Delaware
Regency Midstream LLC	Delaware
Regency NEPA Gas Gathering LLC	Texas
Regency OLP GP LLC	Delaware
Regency Pipeline LLC	Delaware
Regency Ranch JV LLC	Delaware
Regency Texas Pipeline LLC	Delaware
Regency Utica Gas Gathering LLC	Delaware
RGP Marketing LLC	Texas
RGP Westex Gathering Inc.	Texas
RGU West LLC	Texas
RHEP Crude LLC	Texas
Suncrest Resources LLC	Delaware
Toney Fork LLC	Delaware
West Texas Gathering Company	Delaware
WGP-KHC, LLC	Delaware

SCHEDULE C

Issuer Free Writing Prospectuses

Free Writing Prospectus dated July 22, 2014 and filed with the Securities and Exchange Commission on July 22, 2014.

SCHEDULE D

Other Ownership Interests

•	Edwards Lime Gathering, LLC, a Delaware limited liability company (direct 60% membership interest)

•	ELG Oil LLC, a Delaware limited liability company (indirect 60% membership interest)

•	ELG Utility LLC, a Delaware limited liability company (indirect 60% membership interest)

•	RIGS Haynesville Partnership Co., a Delaware general partnership (direct 49.99% partnership interest)

•	RIGS GP LLC, a Delaware limited liability company (indirect 49.99% membership interest)

•	Regency Intrastate Gas LP, a Delaware limited partnership (indirect 49.99% partnership interest)

•	Midcontinent Express Pipeline LLC, a Delaware limited liability company (direct 50% membership interest)

•	Lone Star NGL LLC, a Delaware limited liability company (direct 30% membership interest)

•	Ranch Westex JV LLC, a Delaware limited liability company (direct 33.33% membership interest)

•	Kingsport Services LLC, a Delaware limited liability company (direct 50% membership interest)

•	Kingsport Handling LLC, a Delaware limited liability company (direct 50% membership interest)

•	Coal Handling Solutions LLC, a Delaware limited liability company (direct 50% membership interest)

•	Maysville Handling LLC, a Delaware limited liability company (indirect 25% membership interest)

•	Covington Handling LLC, a Delaware limited liability company (direct 25% membership interest)

•	CBC/Leon Limited Partnership, an Oklahoma limited partnership (direct 91% partnership interest)

•	Leon Limited Partnership I, an Oklahoma limited partnership (indirect 50% partnership interest)

•	Bright Star Partnership (indirect 6.9% partnership interest)

•	Aqua – PVR Water Services LLC, a Delaware limited liability company (direct 51% membership interest)

•	Sweeny Gathering, L.P., a Texas limited partnership (direct 49% partnership interest)

•	Regency Crude Marketing LLC, a Delaware limited liability company

•	Regency Logistics and Trading LLC, a Delaware limited liability company

•	Superior Gas Compression, LLC, a Texas limited liability company

•	Regency GOM LLC, a Texas limited liability company

•	Galveston Bay Gathering, LLC, a Texas limited liability company

•	CMA Pipeline Partnership, LLC, a Texas limited liability company

•	Regency DeSoto Pipeline LLC, a Texas limited liability company

•	Regency DeSoto Hesco Services LLC, a Texas limited liability company

•	Regency Vaughn Gathering LLC, a Texas limited liability company

•	Regency ERCP LLC, a Delaware limited liability company

•	Midstream Gas Services LLC, a Texas limited liability company

•	Regency Quitman Gathering LLC, a Delaware limited liability company

•	Hesco Gathering Company, LLC, a Texas limited liability company

•	Hesco Pipeline Company, LLC, a Texas limited liability company

*	100% ownership interest unless otherwise noted

Exhibit A

Form of Opinion of Latham & Watkins LLP, Counsel for the Issuers and the Guarantors

Exhibit A-1

Exhibit B

Form of Tax Opinion of Latham & Watkins LLP,

Tax Counsel for the Issuers and the Guarantors

.

Exhibit B-1

Exhibit C

Form of Opinion of Beirne, Maynard & Parsons LLP,

Louisiana Counsel for the Issuers and the Guarantors

1.	Gulf States Transmission Corporation, a Delaware corporation (“Gulf States Corporation”), was duly converted to a limited liability company, Gulf States Transmission Corporation’s name was duly changed to Gulf States Transmission LLC, a Louisiana limited liability company (“Gulf States”), and Gulf States is validly existing and in good standing as a limited liability company under the laws of Louisiana.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP LLC consent dated as of , 2014 (the “Regency OLP GP Consent”).

3.	The Indenture (including the Guarantee by Gulf States contained therein) has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP Consent.

4.	The Notation of Guarantee has been duly authorized, executed and delivered by Gulf States pursuant to the Regency OLP GP Consent.

5.	The execution, delivery and performance of the Underwriting Agreement by Gulf States, the consummation of the transactions contemplated thereby and the execution, delivery and performance of the Indenture (including the Guarantee of Gulf States contained therein) by Gulf States and the consummation of the transactions contemplated thereby, (A) do not or will not require any consents, approvals or authorizations by Gulf States from, or any registrations, declarations or filings to be made by Gulf States with, any governmental authority under any federal or Louisiana statute, rule or regulation applicable to Gulf States on or prior to the date hereof that have not been obtained or made, (B) do not or will not constitute a violation of the organizational documents of Gulf States, or (C) do not or will not result in any violation of the Louisiana Limited Liability Company Law, the other laws of the State of Louisiana or federal law.

Exhibit C-1

Exhibit D

Form of Opinion of Spilman Thomas & Battle, PLLC

West Virginia and Virginia Counsel for the Issuers and the Guarantors

1.	Based solely on a Certificate of Existence dated June 30, 2014, Kanawha Rail LLC, a Virginia limited liability company (“Kanawha Rail”), is validly existing and in good standing as a limited liability company under the laws of Virginia.

2.	Based solely on a Certificate of Existence dated June 30, 2014, LJL, LLC, a West Virginia limited liability company (“LJL”), is validly existing and in good standing as a limited liability company under the laws of West Virginia.

3.	The Underwriting Agreement has been duly authorized, executed and delivered by Kanawha Rail and LJL.

4.	The Indenture (including the Guarantees by Kanawha Rail and LJL contained therein) has been duly authorized, executed and delivered by Kanawha Rail and LJL.

5.	The Notation of Guarantee has been duly authorized, executed and delivered by Kanawha Rail and LJL.

6.	The execution, delivery and performance of the Underwriting Agreement by Kanawha Rail, the consummation of the transactions contemplated thereby and the execution, delivery and performance of the Indenture (including the Guarantee of Kanawha Rail contained therein) by Kanawha Rail, (A) do not or will not require any consents, approvals or authorizations by Kanawha Rail from, or any registrations, declarations or filings to be made by Kanawha Rail with, any governmental authority under any federal, Virginia statute, rule or regulation applicable to Kanawha Rail on or prior to the date hereof that have not been obtained or made, (B) do not or will not constitute a violation of the organizational documents of Kanawha Rail, or (C) do not or will not result in any violation of the Virginia Limited Liability Company Act, the other laws of the State of Virginia or federal law.

7.	The execution, delivery and performance of the Underwriting Agreement by LJL, the consummation of the transactions contemplated thereby and the execution, delivery and performance of the Indenture (including the Guarantee of LJL contained therein) by LJL, (A) do not or will not require any consents, approvals or authorizations by LJL from, or any registrations, declarations or filings to be made by LJL with, any governmental authority under any federal, West Virginia statute, rule or regulation applicable to LJL on or prior to the date hereof that have not been obtained or made, (B) do not or will not constitute a violation of the organizational documents of LJL, or (C) do not or will not result in any violation of the Uniform Limited Liability Company Act of West Virginia, the other laws of the State of West Virginia or federal law.

Exhibit D-1

Exhibit E

Form of Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.

Oklahoma Counsel for the Issuers and the Guarantors

1.	Each of Regency Hydrocarbons LLC, an Oklahoma limited liability company (“Regency Hydrocarbons”), and Regency Laverne LLC, an Oklahoma limited liability company (“Regency Laverne”, together with Regency Hydrocarbons, the “Oklahoma Guarantors”) has been duly formed, is validly existing and is in good standing as a limited liability company under the Oklahoma Limited Liability Company Act, 18 O.S. § 2000, et seq.

2.	The Underwriting Agreement has been duly authorized, executed and delivered by each of the Oklahoma Guarantors.

3.	The Indenture (including the Guarantees by the Oklahoma Guarantors contained therein) has been duly authorized, executed and delivered by each of the Oklahoma Guarantors.

4.	The Notation of Guarantee has been duly authorized, executed and delivered by each of the Oklahoma Guarantors.

5.	The execution, delivery and performance of the Underwriting Agreement by the Oklahoma Guarantors, the consummation of the transactions contemplated thereby and the execution, delivery and performance of the Indenture (including the Guarantees of the Oklahoma Guarantors contained therein) by the Oklahoma Guarantors, (A) do not or will not require any consents, approvals or authorizations by the Oklahoma Guarantors, from, or any registrations, declarations or filings to be made by the Oklahoma Guarantors, with, any governmental authority under any federal or Oklahoma statute, rule or regulation applicable to the Oklahoma Guarantors, on or prior to the date hereof that have not been obtained or made, (B) do not or will not constitute a violation of the organizational documents of the Oklahoma Guarantors, or (C) do not or will not result in any violation of the Oklahoma Limited Liability Company Act, the other laws of the State of Oklahoma or federal law.

Exhibit E-1